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DFI/CCS/Corp
Fm 38 (7/96                 United States of America

                               State of Wisconsin

                      DEPARTMENT OF FINANCIAL INSTITUTIONS

         I, RICHARD L. DEAN, Secretary, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporations unit of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof, and of the whole of such record; and that I am the legal custodian of such record, and that this certification is in due form.

                       IN TESTIMONY WHEREOF, I have hereunto set my
              hand and affixed the official seal of the Department.



                                        /s/ Richard L. Dean, Secretary
                                           Richard L. Dean, Secretary
                                     Department of Financial Institutions


DATE:             May 26, 1999             BY:


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Effective July 1, 1996, the 5epartment of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.


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                            ARTICLES OF INCORPORATION

         Executed by the undersigned for the purpose of forming a Wisconsin corporation under the Wisconsin Business Law, Chapter 180 of the Wisconsin Statutes.
                                   ARTICLE I.

         The name of the corporation is ALLOTECH INTERNATIONAL, INC.

                                   ARTICLE II.

         The period of existence shall be perpetual.

                                   ARTICLE III.

         The purposes shall be to carry out any business authorized by Chapter 180 of the Wisconsin Statutes.

                                   ARTICLE IV.

         The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:



                                                                                          PAR VALUE PER SHARE OR
                              SERIES                        NUMBER OF                     STATEMENT THAT SHARES
CLASS                         --------                      SHARES                        ARE WITHOUT PAR VALUE
-----                         (If Any)                      ---------                     ----------------------
Common                        None                          2,800                         No Par Value


                                   ARTICLE V.

         Address of initial registered office is 1402 East Pinedale Court, Shorewood, Milwaukee County, Wisconsin 53211.

                                   ARTICLE VI.

         Name of initial registered agent at such address is JEANNA L. FRENCH.

                                   ARTICLE VII.


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          The number of directors constituting the Board of Directors Shall be fixed by By-Law.

                                      FOR EXAMINATION

                                      DATE:             August 12, 1987
                                           -------------------------------
                                      DATE:
                                           -------------------------------
                                  ARTICLE VIII.

         These articles may be amended in the manner authorized by law at the time of amendment.

                                  ARTICLE IX.
         The name and address of incorporator is:


NAME:                                         ADDRESS:
-----                                         --------
Jeanna L. French                              1402 East Pinedale Court
                                              Shorewood, Wisconsin 53211.


         Executed in duplicate on this 30th day of June, 1987.


                                             /s/ Jeanna L. French
                                             ----------------------
                                             JEANNA L. FRENCH

STATE OF WISCONSIN             )
                               : ss
COUNTY OF SHEBOYGAN            )

         Personally came before me this 30th day of June, 1987, the above named Jeanna L. French, to me known to be the person who executed the foregoing instrument, and acknowledged the same.

                                             /s/ James O. Conway
                                             ----------------------
                                                 JAMES O. CONWAY
                                             Notary Public, Sheboygan County, WI
                                             My Commission is Permanent.

This Document was Drafted by:
Chase, Olsen, Kloet & Gunderson
By: James O. Conway


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Return recorded document to:

Atty. James O. Conway
Chase, Olsen, Kloet & Gunderson
602 North 6th Street
Sheboygan, WI 53081